UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                       Washington, DC 20549

                              FORM 8-K

                          CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                     Date of Report:  August 25, 2010
                   (Date of Earliest Event Reported)

                            HIV-VAC, Inc.
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        (Exact name of registrant as specified in its charter)


         NEVADA                                  86-0876846
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(State or other jurisdiction                  (I.R.S. Employer
of incorporation or organization            Identification Number)

      2700 Nottawasaga  Conc 6 N
  Collingwood, Ontario Canada                    L9Y 3Z1
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(Address of principal executive offices,       Zip Code)

                               705-446-7242
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         (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Per-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On August 25, 2010, the registrant entered into a definitive agreement to acquire 80% of the outstanding voting common stock of "Richard y Lange S.A. De C.V, a Mexican corporation for the consideration of the issuance of 8,000,000 HIV-VAC common shares.

In conjunction with the change of control, holders of all of the currently outstanding (300,000) Preferred Series "A" shares of the registrant have agreed to return their super voting Preferred Series "A" stock to treasury.

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 25, 2010, Sally del Principe resigned as director of the registrant due to other commitments.

Item 9.01  Financial Statements and Exhibits.

Exhibit 10-1 - Common Stock Purchase Agreement dated August 25, 2010
Exhibit 99-1 - Press release dated August 25, 2010

                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

HIV-VAC, Inc.


By:      /s/Kevin Murray
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         Kevin Murray, President

Dated:  September 1, 2010